EXHIBIT 24.1




                                POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Chen and Klaus Shen, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-QKSB and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1934, this Form 10-QSB has been signed by the following persons in the capacities and on the dates indicated:


      Signature                      Title                       Date

  /s/ Jack Chen             Chief Executive Officer         August 14, 2007
-----------------------          and Director
      Jack Chen


  /s/ Klaus Shen            Chief Financial Officer         August 14, 2007
-----------------------
      Klaus Shen